UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)	001-31555 (Commission File Number)	13-3668779 (I.R.S. Employer Identification No.)

22 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Ex-99.1 2006 Executive Management Bonus Plan

Item 1.01. Entry into Material Definitive Agreement.

Approval of 2006 Executive Management Bonus Plan

     The Compensation Committee of the Board of Directors of Interactive Data Corporation (the “Company”) adopted the 2006 Executive Management Bonus Plan (the “2006 Plan”) at a meeting held on May 16, 2006. The 2006 Plan provides for the payment of cash bonuses to certain of the Company’s executive officers based on the attainment of specified performance criteria. Pursuant to the terms of the 2006 Plan, the cash bonuses for each of the executive officers is based on each of the following performance criteria: (i) revenue, (ii) earnings before interest, taxes and amortization (EBITA), (iii) cash conversion and (iv) non-financial measures, weighted 20%, 40%, 20%, 20%, respectively. The cash bonus potential for Stuart Clark, the Company’s President and Chief Executive Officer, was approved by the Board of Directors of the Company on May 17, 2006.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1. 2006 Executive Management Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION
Date: May 19, 2006	By:	/s/ Steven G. Crane
		Name:	Steven G. Crane
		Title:	Executive Vice President and Chief Financial Officer